                      SUPPLEMENT TO PARTICIPATION AGREEMENT
                          DATED AS OF NOVEMBER 5, 1996
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                      AMONG

             KEMPER VARIABLE SERIES (FORMERLY INVESTORS FUND SERIES)
                SCUDDER KEMPER INVESTMENTS, INC. (FORMERLY ZURICH
                            KEMPER INVESTMENTS, INC.)
                   KEMPER DISTRIBUTORS, INC. (FORMERLY ZURICH
                           KEMPER DISTRIBUTORS, INC.)

                                       AND

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

The parties hereto agree that Schedule A to the Participation Agreement is amended to read in its entirety as follows:

                                   SCHEDULE A

NAME OF SEPARATE ACCOUNT AND DATE
ESTABLISHED BY BOARD OF DIRECTORS

Separate Account KG (6/13/96)
Separate Account KGC (6/13/96)
Separate Account VA-K (8/20/91)
Allmerica Select Separate Account (8/20/91)

CONTRACTS FUNDED
BY SEPARATE ACCOUNT

Kemper Gateway Elite
Kemper Gateway Custom
Kemper Gateway Advisor
Kemper Gateway Advisor 2 (No-Load)
Kemper Gateway Incentive (Secondary)
Kemper Gateway Plus
Allmerica ExecAnnuity Plus
Allmerica Advantage
Allmerica Ultimate Advantage
Allmerica Accumulator (No-Load)
Allmerica Value Generation (Annuity Scout)
DirectedAdvisorySolutions (Fund Quest)
Allmerica Select Reward

Allmerica Select Acclaim (Secondary B/D)

DESIGNATED PORTFOLIOS

Kemper Money Market Portfolio
Kemper Total Return Portfolio
Kemper High Yield Portfolio
Kemper Growth Portfolio
Kemper Government Securities Portfolio
Kemper International Portfolio
Kemper Small Cap Growth Portfolio
Kemper Investment Grade Bond Portfolio
Kemper Contrarian Value Portfolio
Kemper Small Cap Value Portfolio
Kemper Value+Growth Portfolio
Kemper Horizon 20+ Portfolio
Kemper Horizon 10+ Portfolio
Kemper Horizon 5 Portfolio
Kemper Blue Chip Portfolio
Kemper Strategic Income Portfolio
KVS Dreman High Return Equity Portfolio
KVS Dreman Financial Services Portfolio
Kemper Global Blue Chip Portfolio
Kemper New Europe Portfolio
Kemper Technology Growth Portfolio
Kemper Aggressive Growth Portfolio
KVS Index 500 Portfolio
KVS Focused Large Cap Growth Portfolio
KVS Growth Opportunities Portfolio
KVS Growth And Income Portfolio

DESIGNATED PORTFOLIOS FOR ALLMERICA EXECANNUITY PLUS, ALLMERICA ADVANTAGE, ALLMERICA ULTIMATE ADVANTAGE, ALLMERICA SELECT REWARD AND ALLMERICA SELECT ACCLAIM VARIABLE ANNUITY CONTRACTS

Kemper Technology Growth Portfolio
KVS Dreman Financial Services Portfolio

DESIGNATED PORTFOLIOS FOR FUND QUEST, ANNUITY SCOUT, AND ALLMERICA ACCUMULATOR CONTRACTS

Kemper Government Securities Portfolio

* Additional Designated Portfolios may be added at the request of the Fund, Adviser and Underwriter and with the consent of the Company, which consent will not be unreasonably withheld.

IN WITNESS WHEREOF, each of the parties has caused this Supplement to be executed in its name and on its behalf by its duly authorized representative as of October 1, 2000.


         COMPANY                    Allmerica Financial Life Insurance and
                                    Annuity Company

                                    By: /s/ Richard M. Reilly
                                        -------------------------------
                                            Richard M. Reilly

                                    Title: President


         FUND                       Kemper Variable Series

                                    By: /s/ Phillip J. Collora
                                        -------------------------------
                                            Philip J. Collora

                                    Title:Vice President


         ADVISER                    Scudder Kemper Investments, Inc.

                                    By: C. Perry Moore
                                        -------------------------------
                                        C. Perry Moore

                                    Title: Senior Vice President


         UNDERWRITER                Kemper Distributors, Inc.

                                    By: /s/ James L. Greeawalt
                                        -------------------------------
                                            James L. Greenawalt

                                    Title: President


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